As filed with the Securities and Exchange Commission on March 17, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDEAYA Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-4268251
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
7000 Shoreline Court, Suite 350 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

2019 Incentive Award Plan

2019 Employee Stock Purchase Plan

(Full Title of the Plan)

Yujiro Hata

President and Chief Executive Officer

IDEAYA Biosciences, Inc.

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

(650) 443-6209

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq. Benjamin A. Potter, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 1,926,652 shares of common stock of IDEAYA Biosciences, Inc. (the “Registrant”) issuable under the following employee benefit plans for which registration statements of the Registrant on Form S-8 (File Nos. 333-231784, 333-237362 and 333-254617) are effective: (i) the IDEAYA Biosciences, Inc. 2019 Incentive Award Plan which, as a result of the operation of an automatic annual increase provision therein, added 1,541,322 shares of common stock, and (ii) the IDEAYA Biosciences, Inc. Employee Stock Purchase Plan which, as a result of the operation of an automatic annual increase provision therein, added 385,330 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Commission on May 28, 2019 (File No.  333-231784), March 24, 2020 (File No. 333-237362) and March 23, 2021 (File No. 333-254617) are incorporated by reference herein; except for Item 8 which is being updated by this Registration Statement.

Item 8. Exhibits

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number
5.1	Opinion of Latham & Watkins LLP.				X
23.1	Consent of Independent Registered Public Accounting Firm.				X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X
99.1#	2019 Incentive Award Plan.	S-8	5-28-19	99.2(a)
99.2#	Employee Stock Purchase Plan.	S-8	5-28-19	99.3
107	Filing Fee Table.				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on this 17th day of March, 2022.

IDEAYA Biosciences, Inc.

By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yujiro Hata and Paul Stone, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yujiro Hata	President, Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2022
Yujiro Hata

/s/ Paul Stone, J.D.	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2022
Paul Stone, J.D.

/s/ Timothy Shannon, M.D.	Chairman of the Board of Directors	March 17, 2022
Timothy Shannon, M.D.

/s/ Garret Hampton, Ph.D.	Director	March 17, 2022
Garret Hampton, Ph.D.

/s/ Susan L. Kelley, M.D.	Director	March 17, 2022
Susan L. Kelley, M.D.

/s/ Scott Morrison	Director	March 17, 2022
Scott Morrison

/s/ Terry Rosen, Ph.D.	Director	March 17, 2022
Terry Rosen, Ph.D.

Signature	Title	Date

/s/ Jeffrey Stein, Ph.D.	Director	March 17, 2022
Jeffrey Stein, Ph.D.

/s/ Wendy Yarno	Director	March 17, 2022
Wendy Yarno